SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

XAI Octagon Floating Rate & Alternative Income Term Trust

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-235867
(State of Incorporation or Organization)	(IRS Employer Identification Number)

321 North Clark Street, Suite 2430 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.50% Series 2026 Term Preferred Shares, (Liquidation Preference $25.00)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering Statement file number to which this form relates: 333-251542

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of the Series 2026 Preferred Shares” in the prospectus supplement filed pursuant to Rule 424(b)(2) (the “Prospectus Supplement”) under the Securities Act of 1933, as amended, in the form in which it was filed on March 25, 2021 with the Securities and Exchange Commission (the “Commission”). The Prospectus Supplement supplements the prospectus contained in the Registrant’s Registration Statement on Form N-2 (Nos. 333-251542 and 811-23247) as filed electronically with the Commission on February 2, 2021 (Accession No. 0001213900-21-005986) (“Registration Statement on Form N-2”), which was declared effective by the Securities and Exchange Commission on February 8, 2021. The Preferred Shares are expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

(1)	(i)	Second Amended and Restated Agreement and Declaration of Trust of Registrant(1)
	(ii)	Amendment to Second Amended and Restated Agreement and Declaration of Trust of Registrant(2)
(2)	(i)	By-Laws of Registrant(1)
	(ii)	Amendment to By-Laws of Registrant(2)
(3)		Statement of Preferences for 6.50% Series 2026 Term Preferred Shares(3)

(1)	Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant’s Registration Statement (File Nos. 333-217196 and 811-23247) filed on July 18, 2017.
(2)	Incorporated by reference to Pre-Effective Amendment No. 4 to Registrant’s Registration Statement (File Nos. 333-217196 and 811-23247) filed on September 25, 2017.
(3)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on March 26, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

XAI Octagon Floating Rate & Alternative Income Term Trust

By:	/s/ Theodore J. Brombach
Name:	Theodore J. Brombach
Title:	Chief Executive Officer

3